UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

CareCloud, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Voting on CareCloud’s Series A Proxy Reveals an Encouraging Trend

72% of Series A Preferred Shares that Have Returned their Proxies to Date Approve of the Preferred Stock Proposal

SOMERSET, N.J., July 23, 2024 (GLOBE NEWSWIRE) — CareCloud, Inc. (the “Company”) (Nasdaq: CCLD, CCLDO, CCLDP), a leader in healthcare technology solutions for medical practices and health systems nationwide, today announced that it continues to solicit proxies from the holders (the “Series A Preferred Shareholders”) of its 11% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) to approve an amendment to the Company’s Certificate of Designations, Preferences and Rights of its Series A Preferred Stock (the “Preferred Stock Proposal”). With approximately 11% of the shares of Series A Preferred Stock having provided their voting instructions by proxy to date, the Company’s Board of Directors is encouraged to see that approximately 72% of these shares are in favor of the changes recommended in the Preferred Stock Proposal.

“This is an important vote for Series A Preferred Shareholders,” said Stephen Snyder, President of CareCloud. “To become effective, the proposal needs the affirmative vote of at least two-thirds of the shares of all outstanding Series A Preferred Stock – or about 3 million of the outstanding 4.5 million shares. Series A Preferred Shareholders who would like to submit their voting instructions can do so now through August 21, 2024, by calling 844-874-6164, by visiting www.aalvote.com/ccld, or by mailing back the completed proxy card received from the Company. If you vote by phone or over the internet, you will need your control number from your proxy card. However, those who would instead prefer to attend the Special Meeting in person can do so by following the instructions contained in the Definitive Proxy materials filed with the SEC.”

If the Preferred Stock Proposal is ultimately approved, holders of Series A Preferred Stock would receive similar change of control protections to those afforded to holders of the Company’s Series B 8.75% Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”). Also, the dividend of Series A Preferred Stock would mirror that of the Series B Preferred Stock, and the Company would, going forward, have the right to exchange the shares of Series A Preferred Stock for common stock at the liquidation preference value of the $25/share, plus accrued and unpaid dividends.

If the Preferred Stock Proposal is not approved, the terms remain the same as when the Series A Preferred Stock was issued as previously disclosed in the prospectus. Accordingly, a potential acquirer of the Company could acquire the common stock of the Company, while leaving the Series A Preferred Stock outstanding as a security of a public reporting company. As an example of securities remaining outstanding after an acquisition, investors may find New Fortress Energy’s acquisition of Golar LNG Partners to be a helpful, albeit somewhat different and distinguishable, reference point.

Proxy solicitation is ongoing and the Company cannot predict future proxy or voting results, which could be more or less favorable than the trends seen to date. Any shares that are not voted will be deemed “no” votes, making it more difficult for the Company to achieve the minimum two-thirds vote in favor of the Preferred Stock Proposal.

The information contained in this press release is a summary of certain relevant portions of the Definitive Proxy Statement and other materials filed with the SEC. It is important that Series A Preferred Shareholders review the entirety of the filings, which are available on the SEC’s website and on https://ir.carecloud.com/series-a-special-proxy.

About CareCloud

CareCloud brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, patient experience management (PXM) and digital health at www.carecloud.com.

Follow CareCloud on LinkedIn, Twitter and Facebook.

Important Additional Information and Where To Find It. CareCloud filed with the SEC a definitive proxy statement on Schedule 14A on July 8, 2024, with respect to its future solicitation of proxies for the Special Meeting of Series A Preferred Stock shareholders (including any and all adjournments, postponements, continuations, and reschedulings thereof, the “Special Meeting”). The information contained in this press release is merely a summary of certain relevant portions of the Proxy Statement and it is important that Series A Preferred Stock shareholders review the entirety of the filing. SERIES A PREFERRED STOCK SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER AMENDMENTS OR SUPPLEMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT CARECLOUD’S FILING. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by CareCloud free of charge through the website maintained by the SEC at www.sec.gov. The Notice of the Special Meeting of Series A Preferred Stockholders and our Proxy Statement for the Special Meeting, the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024 are available at www.sec.gov.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “shall,” “should,” “could”, “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “seeks,” “estimates,” “predicts,” “possible,” “potential,” “target,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of pandemics on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. We do not have an ongoing obligation to update shareholders regarding future proxy or vote trends, even if they are materially different from those experienced to date. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward- looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Norman Roth

Interim Chief Financial Officer and Corporate Controller

CareCloud, Inc.

nroth@carecloud.com

Investor Contact:

Bill Korn

CareCloud, Inc.

ir@carecloud.com